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                                                                  Exhibit 10.2.1


                    AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT
                    -----------------------------------------

                  THIS AMENDMENT is made and entered into on this 15th day of July, 1998 at Medina, Ohio, by and between RPM, INC. (hereinafter referred to as the "Company") and JAMES A. KARMAN (hereinafter referred to as "Karman"):

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Karman is considered a key employee of the Company;
and

                  WHEREAS, Karman and the Company entered into a certain Amended Employment Agreement, dated as of July 22, 1981 and last amended as of July 16, 1997 (the "Employment Agreement"), to insure Karman's continued employment with the Company; and

                  WHEREAS, it is the desire of the Company and Karman to amend the Employment Agreement in accordance with the terms hereof; and

                  WHEREAS, Paragraph 12 of the Employment Agreement requires that any such Amendment be in writing and properly executed;

                  NOW, THEREFORE, in consideration of the premises and the mutual understandings of the parties, IT IS AGREED, as follows:


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                  1. COMPENSATION. Paragraph 4(a) of the Employment Agreement
shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

                           BASE SALARY. Karman shall receive a base salary at
                  the rate of not less than Six Hundred and Fifty Thousand Dollars ($650,000) per annum ("Base Salary"), payable in substantially equal monthly installments at the end of each month during the period of Karman's employment hereunder. It is contemplated that annually in July of each year the Compensation Committee of the Board of Directors will review Karman's Base Salary and other compensation during the period of his employment hereunder and, at the discretion of the Compensation Committee, it may increase his Base Salary and other compensation based upon his performance, then generally prevailing industry salary scales, the Company's results of operations, and other relevant factors. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, Karman's Base Salary hereunder shall not be reduced without his written consent.

                  2. COMPENSATION UPON TERMINATION. Paragraph 6(c) of the Employment Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

                           GOOD REASON. If the Company shall terminate Karman's
                  employment other than pursuant to Sections 5(a) or 5(b) hereof or if Karman shall terminate his employment for Good Reason, then in lieu of any further salary payments to Karman for periods subsequent to the date on which Karman's employment is terminated, the Company shall pay as liquidated damages and/or severance pay to Karman (i) no later than the tenth day following such date, a lump sum amount equal to the product of Karman's annual Base Salary in effect as of such date multiplied by five (5) or (ii) if Karman shall so elect, the Company shall continue to pay him his annual Base Salary in effect on such date in the manner specified in Section 4(a) hereof until the fifth anniversary of the date on which his employment is terminated.



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         3. EFFECTIVE DATE. The effective date of this Amendment shall be June
1, 1998, and as such, the increase in compensation set forth in Paragraph 1 shall be retroactively applied.

                  IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement on the date and at the place first above written.


IN THE PRESENCE OF:                           RPM, INC.

                                            /s/ Thomas C. Sullivan
--------------------------------           -------------------------------------
                                           Thomas C. Sullivan, Chairman
                                           and Chief Executive Officer


                                           And: /s/ P. Kelly Tompkins
                                               ---------------------------------
                                           P. Kelly Tompkins, Secretary


                                            /s/ James A. Karman
--------------------------------           -------------------------------------
                                           James A. Karman



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